                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 9, 2001 (June 25, 2001)

                         ------------------------------

                           PROVINCE HEALTHCARE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                      0-23639                  62-1710772
(State or Other Jurisdiction     (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


    105 WESTWOOD PLACE
    SUITE 400
    BRENTWOOD, TENNESSEE                                              37027
    (Address of Principal Executive Offices)                       (Zip Code)

                                 (615) 370-1377
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS

         (a) On June 25, 2001, Province Healthcare Company (the "Company") announced that it had entered into a definitive agreement (the "Agreement") to acquire Ashland Regional Medical Center in Ashland, Pennsylvania from
Tri County Health System, Inc. and its affiliates. Ashland Regional Medical Center is a 126-bed facility with net revenues for its last fiscal year of approximately $21 million. The closing of the transaction, which is scheduled for the third quarter of 2001, is subject to customary closing conditions and standard regulatory approvals. The Company will acquire the assets and operations of Ashland Regional Medical Center for approximately $4 million.

         (b) Effective July 2, 2001, the Company, through a wholly-owned subsidiary, acquired substantially all of the assets used in the operation of Selma Baptist Hospital in Selma, Alabama from Baptist Health and Montgomery Baptist Outreach Services Corporation of Montgomery, Alabama. The aggregate purchase price was approximately $31 million, plus working capital. The hospital reported net revenues of approximately $36 million for the year ended June 30, 2000.

         The assets acquired included the 214-bed general acute care hospital facility, the real property on which the facility is located and related facilities.

         To finance the acquisition, the Company borrowed $34 million pursuant to the terms of its revolving credit facility with a syndicate of banks led by First Union National Bank, as Agent.

         As a result of the acquisition, the Company now owns or leases 15 general acute care hospitals in 10 states with a total of 1,572 licensed beds. The Company also has management agreements for 36 primarily non-urban hospitals in 13 states with a total of 2,981 licensed beds.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.1 Copy of the press release, dated June 25, 2001, relating to the announcement that Province Healthcare Company signed a definitive agreement to acquire Ashland Regional Medical Center in Ashland, Pennsylvania from Tri County Health System, Inc. and its affiliates.


                  99.2 Copy of the press release, dated July 3, 2001, relating to the announcement that Province Healthcare Company has completed the acquisition of Selma Baptist Hospital in Selma, Alabama, and has entered into an additional letter of intent.

ITEM 9.  REGULATION FD DISCLOSURE

         On July 3, 2001, the Company announced that it had entered into an additional letter of intent ("LOI") to acquire a hospital facility, and that it currently has three LOI's outstanding.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PROVINCE HEALTHCARE COMPANY

                                       By:      /s/  Brenda B. Rector
                                            ---------------------------------
                                            Brenda B. Rector
                                            Vice President and Controller


Date: July 9, 2001